Exhibit 23.6

Wood.

February 21, 2024

CONSENT OF WOOD GROUP USA, INC.

Re: Form 10-K of Southern Copper Corporation (“the Company”)

Wood Group USA, Inc. (“Wood”) in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) consents to:

a)	The incorporation by reference by the Company of the technical report titled “Michiquillay Project, Peru, Technical Report Summary (the “Technical Report Summary”), current as of December 31, 2021 and dated February 28, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 10-K;

b)	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereof (Registration No. 333-150982) (collectively, the “Registration Statements”);

c)	the use of and references to our name including our status as an expert or third-party firm comprising mining experts as defined by Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission in connection with the Form 10-K, the Registration Statements and the Technical Report Summary, and

d)	the use of any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and /or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Wood is responsible for authoring, and this consent pertains to, the Technical Report Summary. Wood certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

Signed on behalf of Wood Group USA, Inc.

___     _/S/ William Bagnell________________

By: William Bagnell

Title: Technical Director, Underground Mining